James E. Scheifley
Certified Public Accountant
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May 25, 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re: Olympic Entertainment Group, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated May 25, 2004 and

(2) We agree with the response.

Sincerely,


/s/ James E. Scheifley
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James E. Scheifley





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FAX (419) 821-5638
Dillon, Colorado 80435 E-mail
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